Back to Form 8-K
Exhibit 99.1

WELLCARE REPORTS THIRD QUARTER 2014 RESULTS

TAMPA, Fla. (November 5, 2014) – WellCare Health Plans, Inc. (NYSE: WCG) today reported results for the three and nine months ended September 30, 2014. As determined under generally accepted accounting principles (GAAP), net income for the third quarter of 2014 was $19.3 million, or $0.44 per diluted share, compared with net income of $64.0 million, or $1.45 per diluted share, for the third quarter of 2013. Adjusted (non-GAAP) net income for the third quarter of 2014 was $26.3 million, or $0.59 per diluted share, compared with adjusted net income of $68.9 million, or $1.56 per diluted share, for the third quarter of 2013. Adjusted net income per diluted share for the third quarter of 2014 of $0.59 included an $0.18 reduction in the Windsor bargain purchase gain.  Excluding the $0.18 reduction in the Windsor bargain purchase gain, the remaining results of operations was $0.77 per diluted share.

“We are pleased by the fundamental performance of the Company in the quarter and more importantly operational and financial progress,” said Dave Gallitano, WellCare’s chairman of the board and CEO. “We will continue adding management talent, increasing local market focus, investing in technology and care management, and improving the margin profile of the Company as part of our multi-year business plan.”

Highlights

•
In October 2014, WellCare received accreditation from the National Committee for Quality Assurance (NCQA) for its Medicaid and Medicare Advantage health plans in Kentucky. As of September 30, 2014, WellCare served approximately 408,000 Medicaid members, 5,000 Medicare Advantage plan members and 20,000 Medicare Prescription Drug Plan (PDP) members in Kentucky.

•
In October 2014, WellCare’s Medicaid and Medicare Advantage health plans in Georgia received NCQA accreditation. As of September 30, 2014, WellCare served approximately 613,000 Medicaid and PeachCare for Kids® plan members, 30,000 Medicare Advantage plan members and 55,000 Medicare PDP members in Georgia.

•
The Centers for Medicare & Medicaid Services (CMS) recently announced 2015 Medicare Advantage and PDP quality ratings, known as star ratings, which reflected improvement for several of WellCare's plans. The star rating for the Company's Florida plan, which served approximately 27% of the Company's September 2014 Medicare Advantage membership, maintained its 3.5 stars for 2015. The Company’s California plan, which served approximately 17% of the Company’s September 2014 Medicare Advantage membership, improved its star rating from 3 to 3.5.

•
In September 2014, WellCare expanded its senior unsecured credit agreement to include a $300 million term loan which will expire in September 2016. The other principal terms of the original credit agreement are substantially unchanged.

•	WellCare has now received amendments, written agreements, or other documentation from all of its state Medicaid customers relating to 2014 ACA industry fee reimbursement inclusive of tax gross-ups.

Company Operations for the Third Quarter of 2014

Adjusted net income per diluted share for the third quarter of 2014 of $0.59, consisting of the $0.18 reduction in the Windsor bargain purchase gain and the $0.77 in remaining results of operations, is $0.97 lower than the $1.56 in adjusted net income per diluted share for the same period in 2013. The decrease resulted primarily from reduced gross margin rates in the Company’s Medicare and PDP segments, the impact of the unreimbursed portion of the ACA industry fee, a reduction in the Windsor bargain purchase gain, and higher interest expense. These unfavorable variances were offset in part by higher revenues and a lower administrative expense ratio.

- MORE -

WCG Reports Third Quarter 2014 Results

November 5, 2014

Membership, as of September 30, 2014, increased 43% to 4.0 million compared with membership of 2.8 million as of September 30, 2013. Premium revenue for the third quarter of 2014 increased 35% year over year to $3.3 billion. Medical benefits expense for the third quarter of 2014 was $3.0 billion, an increase of 40% from the third quarter of 2013.

Selling, general and administrative (SG&A) expense as determined under GAAP was $262 million in the third quarter of 2014 compared with $219 million for the same period in 2013. Adjusted (non-GAAP) SG&A expense was $251 million in the third quarter of 2014, an increase of 19% from $211 million for the same period last year. The increase was driven primarily by increased membership and the Company’s investments in infrastructure and growth initiatives. The adjusted administrative expense ratio was 7.5% in the third quarter of 2014 compared with 8.5% for the same period in 2013. The decrease in the administrative expense ratio resulted from improved operating leverage, productivity gains, and lower compensation expense related to reduced management incentive compensation, offset in part by investments in operational infrastructure and growth initiatives.

Medicaid Health Plans Segment Operations

The Medicaid Health Plans segment membership increased by 495,000, or 28% year over year, to 2.3 million members as of September 30, 2014. The increase resulted mainly from growth in the Florida, Kentucky, and Georgia programs. Premium revenue was $2.1 billion for the third quarter of 2014, an increase of 43% year over year, and was driven by the increase in membership and changes in the geographic and demographic mix of membership, as well as higher per member per month rates relating to the Florida Medicaid Managed Medical Assistance (MMA) program membership.

WellCare has now received amendments, written agreements or other documentation from all state Medicaid customers, which commit them to reimburse the Company for substantially all of the 2014 ACA industry fee attributable to the Medicaid programs in these states, including the related state and federal income tax gross-ups. WellCare recognized $37.1 million in reimbursement for the ACA industry fee as premium revenue in the third quarter of 2014.

The Medicaid Health Plans segment gross margin rate for the third quarter of 2014 was 11.3%, an increase of 40 basis points compared with the third quarter of 2013. The increase resulted mainly from the tax gross up impact of the ACA industry fee reimbursement, offset by a higher segment medical benefits ratio (MBR). The segment MBR of 89.3% for the third quarter of 2014 increased 20 basis points from the third quarter of 2013, primarily due to the impact of higher current period medical and pharmacy costs and higher cost associated with the Florida MMA program, offset in part by net favorable prior period reserve development recognized in the third quarter of 2014 compared with the net unfavorable prior period development in the third quarter of 2013.

Medicare Health Plans Segment Operations

The Medicare Health Plans segment membership as of September 30, 2014, increased by 133,000 year over year, or 47%, to 416,000 members. Medicare Advantage plans membership as of September 2014 was 371,000, an increase of 31%, or 88,000 members. Premium revenue for the quarter grew 25% year over year to just over $1 billion. The growth resulted primarily from organic sales activity primarily in Florida, California, New York, and Texas, as well as the Company’s Windsor acquisition. Partially offsetting these increases was the impact of CMS premium rate decreases compared with 2013.

The Medicare Health Plans segment gross margin rate for the third quarter of 2014 was 8.2%, a decrease of 690 basis points compared with the third quarter of 2013. The decrease resulted from lower premium rates and the implementation of the ACA industry fee. The segment MBR of 90.7% for the third quarter of 2014 increased 580 basis points from the third quarter of 2013, primarily as a result of reimbursement pressure, partially offset by changes to plan benefit designs and cost sharing terms in 2014 compared with 2013, as well as the Company’s ongoing medical cost management initiatives.

-MORE-

WCG Reports Third Quarter 2014 Results

November 5, 2014

Medicare Prescription Drug Plans Segment Operations

The Medicare Prescription Drug Plans (PDPs) segment membership as of September 30, 2014, increased 585,000 year over year, or 75%, to 1.4 million members. The increase primarily was due to new members attributable to the outcome of the 2014 bids, as well as the inclusion of membership from the Windsor acquisition. Premium revenue for the quarter increased 31% to $256 million, primarily due to the increase in membership, offset in part by a lower average premium per member.

The PDP segment gross margin rate for the third quarter of 2014 was 9.3%, a decrease of 1,700 basis points year over year, as a result of the higher segment MBR as well as the implementation of the ACA industry fee. The segment MBR for the third quarter of 2014 of 89.6% increased 1,590 basis points compared with the third quarter of 2013. The increase resulted from higher drug unit costs, increased utilization of branded and specialty medications and the outcome of the Company’s 2014 bids.

Cash Flow and Financial Condition

Net cash provided by operating activities was $179.4 million for the nine months ended September 30, 2014, compared with net cash provided by operating activities of $229.7 million for the nine months ended September 30, 2013.

As of September 30, 2014, unregulated cash and investments were approximately $458 million, compared with $206.4 million as of June 30, 2014. The increase mainly resulted from the expansion of the Company’s senior unsecured credit agreement to include a $300 million term loan.

Medical benefits payable was $1.5 billion as of September 30, 2014, compared with $1.4 billion as of June 30, 2014. The increase in medical benefits payable resulted primarily from reserves established in conjunction with the recent growth of WellCare’s Medicaid programs, particularly in Florida and Kentucky, as well as membership gained in the Company’s recent acquisition in New Jersey. Days in claims payable (DCP) were 45 days as of September 30, 2014, compared with 44 days as of June 30, 2014, and 41 days as of September 30, 2013.

Financial Outlook

The Company is forecasting adjusted earnings per diluted share of $0.60 to $0.70 for the fourth quarter of 2014 and premium revenue for the same period of $3.3 billion to $3.4 billion.

Estimated full year 2014 key ratios:

•	Medicaid Health Plans MBR - 90.00% to 90.50%
•	Medicare Health Plans MBR - 88.75% to 89.25%
•	Medicare Prescription Drug Plans MBR - 92.00% to 93.00%
•	Adjusted Administrative Expense Ratio - 7.7% to 7.8%

The Company expects to provide 2015 guidance on its earnings call for the fourth quarter of 2014.

Webcast

A discussion of WellCare’s third quarter of 2014 results will be webcast live on Wednesday, November 5, 2014, beginning at 8:30 a.m. Eastern Time. A replay will be available beginning approximately one hour following the conclusion of the live broadcast and will be available for 30 days. The webcast is available via the Company’s web site at www.wellcare.com.

About WellCare Health Plans, Inc.

WellCare Health Plans, Inc. provides managed care services targeted to government-sponsored health care programs, focusing on Medicaid and Medicare. Headquartered in Tampa, Fla., WellCare offers a variety of health plans for families, children, and the aged, blind, and disabled, as well as prescription drug plans. The Company serves approximately 4.0 million members nationwide as of September 30, 2014. For more information about WellCare, please visit the Company’s website at www.wellcare.com.

-MORE-

WCG Reports Third Quarter 2014 Results

November 5, 2014

Basis of Presentation

In addition to results determined under GAAP, WellCare provides certain non-GAAP measurements that management believes are useful in assessing the Company’s performance. Following is a description of the calculation of important GAAP and non-GAAP measures used in this news release.

Premium revenue as described in this news release excludes Medicaid state premium taxes revenue and Medicaid state reimbursements of the ACA industry fee.

Gross margin is determined as the difference of premium revenue and the sum of Medicaid state premium taxes revenue, medical benefits expense and ACA industry fee expense. The gross margin rate is determined by gross margin divided by the difference of premium revenue and Medicaid state premium tax revenue.

The Company measures MBRs excluding Medicaid state premium taxes and Medicaid state ACA industry fee reimbursements (non-GAAP), which are equal to medical benefits expense divided by the difference of premium revenue and the sum of Medicaid state premium taxes revenue and Medicaid state ACA industry fee reimbursements revenue. The Company’s 2014 Medicaid MBR guidance uses this non-GAAP definition of MBR. MBRs as determined under GAAP are equal to medical benefits expense divided by total premium revenues.

Net income and certain other operating results are reported after adjustment for certain SG&A expenses related to previously disclosed government investigations and related litigation and resolution costs. Management believes these government investigation-related expenses are not indicative of long-term business operations. The Company has also presented the components of adjusted net income, including the reduction to the Windsor bargain purchase gain and the remaining results of operations, because management believes that the bargain purchase gain reduction is not indicative of long-term operations.

Adjusted SG&A expense (non-GAAP) is equal to SG&A expense less certain SG&A expenses related to previously disclosed government investigations and related litigation and resolution costs.

The adjusted administrative expense ratio (non-GAAP) is equal to adjusted SG&A expense divided by the difference of total revenues and the sum of Medicaid state premium taxes revenue and Medicaid state ACA industry fee reimbursements revenue. The administrative expense ratio (GAAP) is equal to SG&A expense divided by total premium revenues.

Please refer to the schedules in this news release that provide supplemental information that reconcile results determined under GAAP to non-GAAP results.

The schedules contained in this news release may contain totals that do not foot due to rounding.

-MORE-

WCG Reports Third Quarter 2014 Results

November 5, 2014

Cautionary Statement Regarding Forward-Looking Statements

This news release contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. For example, statements regarding the Company’s financial outlook and reimbursement of the ACA industry fee by state Medicaid programs contain forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, WellCare’s progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth, WellCare’s ability to effectively estimate and manage growth, WellCare’s ability to address operational challenges relating to new business, WellCare’s ability to effectively execute and integrate acquisitions, potential reductions in Medicaid and Medicare revenue, including due to sequestration, WellCare’s ability to estimate and manage medical benefits expense effectively, WellCare’s ability to negotiate with its state Medicaid customers regarding reimbursement of the ACA industry fee and WellCare’s ability to comply with the terms of the Corporate Integrity Agreement. Given the risks and uncertainties inherent in forward-looking statements, any of WellCare’s forward-looking statements could be incorrect and investors are cautioned not to place undue reliance on any of our forward-looking statements.

Additional information concerning these and other important risks and uncertainties can be found in the Company’s filings with the U.S. Securities and Exchange Commission (the SEC), included under the captions “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2014, and other filings by WellCare with the SEC, which contain discussions of WellCare’s business and the various factors that may affect it. Subsequent events and developments may cause actual results to differ, perhaps materially, from WellCare’s forward-looking statements. WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

CONTACTS:
Investor:
Drew Asher
Senior Vice President
813-206-4421
drew.asher@wellcare.com

Media:
Crystal Warwell Walker
Director, Corporate Public Relations
813-206-2697
crystal.walker@wellcare.com

-MORE-

WCG Reports Third Quarter 2014 Results

November 5, 2014

WELLCARE HEALTH PLANS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME DATA
(Unaudited; dollars in millions except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Premium	$3,337.9	$2,478.6	$9,360.1	$7,016.1
Medicaid premium taxes	21.3	17.0	57.0	59.2
ACA industry fee reimbursement	37.1	–	93.9	–
Total premium	3,396.3	2,495.6	9,511.0	7,075.3
Investment and other income	11.2	4.8	34.1	13.9
Total revenues	3,407.5	2,500.4	9,545.1	7,089.2
Expenses:
Medical benefits	2,996.6	2,144.7	8,460.8	6,147.9
Selling, general and administrative	261.5	218.8	735.7	637.6
ACA industry fee	34.7	–	103.3	–
Medicaid premium taxes	21.3	17.0	57.0	59.2
Depreciation and amortization	14.4	11.0	44.0	31.8
Interest	9.5	2.1	28.0	5.9
Impairment and other charges	–	–	24.1	–
Total expenses	3,338.0	2,393.6	9,452.9	6,882.4
Income from operations	69.5	106.8	92.2	206.8
Bargain purchase gain	(7.8)	–	31.6	–
Income before income taxes	61.7	106.8	123.8	206.8
Income tax expense	42.4	42.8	67.9	74.4
Net income	$19.3	$64.0	$55.9	$132.4
Net income per common share:
Basic	$0.44	$1.47	$1.27	$3.05
Diluted	$0.44	$1.45	$1.27	$3.01
Weighted average common shares outstanding:
Basic	43,885,779	43,608,626	43,851,759	43,470,758
Diluted	44,186,034	44,037,922	44,144,045	43,972,446

-MORE-

WCG Reports Third Quarter 2014 Results

November 5, 2014

WELLCARE HEALTH PLANS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in millions except share data)

	Sept. 30, 2014	Dec. 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$1,550.5	$1,482.5
Investments	192.0	314.7
Premiums receivable, net	588.6	490.7
Pharmacy rebates receivable, net	323.4	165.5
Receivables from government partners	82.0	–
Funds receivable for the benefit of members	548.3	93.5
Deferred ACA fees	34.4	–
Income taxes receivable	15.6	7.1
Prepaid expenses and other current assets, net	187.8	115.0
Deferred income tax asset	27.6	23.7
Total current assets	3,550.2	2,692.7
Property, equipment and capitalized software, net	162.2	147.4
Goodwill	263.2	236.8
Other intangible assets, net	104.1	66.5
Long-term investments	214.9	80.4
Restricted investments	150.6	82.5
Other assets	10.5	144.4
Total Assets	$4,455.7	$3,450.7
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Medical benefits payable	$1,471.1	$953.4
Unearned premiums	4.7	0.2
Accounts payable	24.7	22.3
Other accrued expenses and liabilities	357.5	187.7
Current portion of amount payable related to investigation resolution	34.9	36.2
Other payables to government partners	21.2	37.3
Total current liabilities	1,914.1	1,237.1
Deferred income tax liability	45.4	55.4
Amount payable related to investigation resolution	–	34.1
Long-term debt	900.0	600.0
Other liabilities	14.1	6.2
Total liabilities	2,873.6	1,932.8
Commitments and contingencies	–	–
Stockholders' Equity:
Preferred stock, $0.01 par value (20,000,000 authorized, no shares issued or outstanding)	–	–
Common stock, $0.01 par value (100,000,000 authorized, 43,886,382 and 43,766,645 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively)	0.4	0.4
Paid-in capital	496.7	489.4
Retained earnings	1,085.3	1,029.4
Accumulated other comprehensive loss	(0.3)	(1.3)
Total stockholders' equity	1,582.1	1,517.9
Total Liabilities and Stockholders' Equity	$4,455.7	$3,450.7

-MORE-

WCG Reports Third Quarter 2014 Results

November 5, 2014

WELLCARE HEALTH PLANS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; dollars in millions)

	For the Nine Months Ended September 30,
	2014	2013
Cash provided by operating activities:
Net income	$55.9	$132.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44.0	31.8
Equity-based compensation expense	9.2	12.4
Bargain purchase gain	(31.6)	–
Asset impairment and other charges	24.1	9.0
Deferred ACA fee amortization	103.3	–
Incremental tax benefit from equity-based compensation	(0.3)	(3.0)
Deferred taxes, net	(1.4)	9.1
Provision for doubtful receivables	11.2	7.0
Changes in operating accounts, net of effects from acquisitions:
Premiums receivable, net	(21.8)	(32.9)
Pharmacy rebates receivable, net	(125.7)	(18.3)
Prepaid expenses and other current assets, net	(49.1)	(10.6)
Medical benefits payable	406.8	160.4
Unearned premiums	0.2	–
Accounts payable and other accrued expenses	(114.6)	(55.0)
Other payables to government partners	(98.1)	(22.9)
Amount payable related to investigation resolution	(35.4)	(35.7)
Income taxes receivable/payable, net	(8.2)	45.8
Other, net	10.9	0.2
Net cash provided by operating activities	179.4	229.7
Cash provided by (used in) investing activities:
Acquisitions, net of cash acquired	117.0	(40.5)
Purchases of investments	(290.4)	(354.6)
Proceeds from sale and maturities of investments	326.6	304.0
Purchases of restricted investments	(68.8)	(41.7)
Proceeds from maturities of restricted investments	7.0	28.4
Additions to property, equipment and capitalized software, net	(46.4)	(48.9)
Net cash provided by (used in) investing activities	45.0	(153.3)
Cash (used in) provided by financing activities:
Proceeds from issuance of debt, net of financing costs paid	298.6	228.5
Proceeds from exercises of stock options	0.2	8.6
Incremental tax benefit from equity-based compensation	0.3	3.0
Repurchase and retirement of shares to satisfy tax withholding requirements	(2.4)	(4.1)
Payments on debt	–	(28.5)
Payments on capital leases	(1.1)	(1.0)
Funds receivable for the benefit of members, net	(452.0)	7.2
Net cash (used in) provided by financing activities	(156.4)	213.7
Increase in cash and cash equivalents	68.0	290.1
Balance at beginning of period	1,482.5	1,100.5
Balance at end of period	$1,550.5	$1,390.6
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for taxes	$68.2	$22.3
Cash paid for interest	$18.1	$5.3
SUPPLEMENTAL DISCLOSURES OF NON-CASH TRANSACTIONS:
Non-cash additions to property, equipment, and capitalized software	$2.3	$2.4

-MORE-

WCG Reports Third Quarter 2014 Results

November 5, 2014

WELLCARE HEALTH PLANS, INC.
SUPPLEMENTAL INFORMATION
MEMBERSHIP INFORMATION
(Unaudited)

	As of September 30,
	2014	2013
Medicaid Health Plans Membership by State:
Florida	703,000	474,000
Georgia	613,000	552,000
Kentucky	408,000	291,000
Illinois	133,000	145,000
New York	111,000	94,000
All other States	284,000	201,000
Total Medicaid Health Plans Membership by State	2,252,000	1,757,000
Medicaid Health Plans Membership by Program:
TANF	1,785,000	1,315,000
CHIP	199,000	217,000
SSI, ABD and duals	259,000	199,000
Other programs	9,000	26,000
Total Medicaid Health Plans Membership by Program	2,252,000	1,757,000
Medicare Health Plans:
Medicare Advantage Health Plans	371,000	283,000
Medicare Supplement Insurance	45,000	-
Total Medicare Health Plans	416,000	283,000
Medicare Prescription Drug Plans	1,369,000	784,000
Total Membership	4,037,000	2,824,000

-MORE-

WCG Reports Third Quarter 2014 Results

November 5, 2014

WELLCARE HEALTH PLANS, INC.
SUPPLEMENTAL INFORMATION
SEGMENT PREMIUM REVENUE INFORMATION
(Unaudited; dollars in millions)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Premium revenue:
Medicaid Health Plans:
Kentucky	$602.1	$373.7	$1,671.4	$951.8
Georgia	426.7	413.2	1,193.5	1,142.7
Florida	508.1	289.2	1,208.9	814.6
Other states	569.7	399.3	1,500.4	1,216.5
Medicaid premium taxes	21.3	17.0	57.0	59.2
Total Medicaid Health Plans	2,127.9	1,492.4	5,631.2	4,184.8
Medicare Health Plans:
Medicare Advantage Health plans	988.1	807.3	2,880.0	2,286.2
Medicare Supplement	24.1	–	73.5	–
Total Medicare Health Plans	1,012.2	807.3	2,953.5	2,286.2
Prescription Drug Plans	256.2	195.9	926.3	604.3
Total Premium Revenue	$3,396.3	$2,495.6	$9,511.0	$7,075.3

-MORE-

WCG Reports Third Quarter 2014 Results

November 5, 2014

WELLCARE HEALTH PLANS, INC.
SUPPLEMENTAL INFORMATION
SEGMENT GROSS MARGIN INFORMATION
(Unaudited; dollars in millions)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Medicaid Health Plans Segment:
Premium revenue	$2,127.9	$1,492.4	$5,631.2	$4,184.8
Medicaid state premium taxes	21.3	17.0	57.0	59.2
Premium revenue excluding Medicaid state premium taxes	2,106.6	1,475.4	5,574.2	4,125.6
Medical benefits expense	1,849.0	1,314.6	4,933.5	3,636.3
Subtotal	257.6	160.8	640.7	489.3
ACA industry fee expense	20.4	–	60.6	–
Gross margin	$237.2	$160.8	$580.1	$489.3
Gross margin rate	11.3%	10.9%	10.4%	11.9%
Premium revenue excluding Medicaid state premium taxes	$2,106.6	$1,475.4	$5,574.2	$4,125.6
Medicaid state ACA industry fee reimbursements	37.1	–	93.9	–
Premium revenue excluding Medicaid state premium taxes and ACA industry fee reimbursements	$2,069.5	$1,475.4	$5,480.3	$4,125.6
Medical benefits ratio:
Total premium revenues (GAAP)	86.9%	88.1%	87.6%	86.9%
Excluding Medicaid state premium taxes and Medicaid state ACA industry fee reimbursements (non-GAAP)	89.3%	89.1%	90.0%	88.1%

Medicare Health Plans Segment:
Premium revenue	$1,012.2	$807.3	$2,953.5	$2,286.2
Medical benefits expense	918.0	685.7	2,633.5	1,968.6
Subtotal	94.2	121.6	320.0	317.6
ACA industry fee expense	11.4	–	34.0	–
Gross margin	$82.8	$121.6	$286.0	$317.6
Gross margin rate	8.2%	15.1%	9.7%	13.9%
Medical benefits ratio	90.7%	84.9%	89.2%	86.1%
Prescription Drug Plans Segment:
Premium revenue	$256.2	$195.9	$926.3	$604.3
Medical benefits expense	229.6	144.4	893.8	543.0
Subtotal	26.6	51.5	32.5	61.3
ACA industry fee expense	2.9	–	8.7	–
Gross margin	$23.7	$51.5	$23.8	$61.3
Gross margin rate	9.3%	26.3%	2.6%	10.1%
Medical benefits ratio	89.6%	73.7%	96.5%	89.9%

-MORE-

WCG Reports Third Quarter 2014 Results

November 5, 2014

WELLCARE HEALTH PLANS, INC.
SUPPLEMENTAL INFORMATION
COMPANY GROSS MARGIN INFORMATION
(Unaudited; dollars in millions)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Company:
Premium revenue	$3,396.3	$2,495.6	$9,511.0	$7,075.3
Medicaid state premium taxes	21.3	17.0	57.0	59.2
Premium revenue excluding Medicaid state premium taxes	3,375.0	2,478.6	9,454.0	7,016.1
Medical benefits expense	2,996.6	2,144.7	8,460.8	6,147.9
Subtotal	378.4	333.9	993.2	868.2
ACA industry fee expense	34.7	-	103.3	-
Gross margin	$343.7	$333.9	$889.9	$868.2
Gross margin rate	10.2%	13.5%	9.4%	12.4%
Total premium revenues (GAAP)	$3,396.3	$2,495.6	$9,511.0	$7,075.3
less: Medicaid state premium taxes	21.3	17.0	57.0	59.2
less: Medicaid state ACA industry fee reimbursements	37.1	-	93.9	-
Premium revenue net of Medicaid state premium taxes and Medicaid state ACA industry fee reimbursements	$3,337.9	$2,478.6	$9,360.1	$7,016.1
Medical benefits ratio:
Total premium revenues (GAAP)	88.2%	85.9%	89.0%	86.9%
Excluding Medicaid state premium taxes and Medicaid state ACA industry fee reimbursements (non-GAAP)	89.8%	86.5%	90.4%	87.6%

-MORE-

WCG Reports Third Quarter 2014 Results

November 5, 2014

WELLCARE HEALTH PLANS, INC.
SUPPLEMENTAL INFORMATION
ADMINISTRATIVE EXPENSE RATIO INFORMATION
 (Unaudited; dollars in millions)

The Company reports administrative expense ratio on an adjusted or non-GAAP basis modified to reflect the impact of Medicaid state premium taxes, ACA industry fee reimbursement revenue and expenses associated with government investigations and related litigation on this ratio.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Company premium revenue:
As determined under GAAP	$3,396.3	$2,495.6	$9,511.0	$7,075.3
Medicaid premium taxes	(21.3)	(17.0)	(57.0)	(59.2)
ACA industry fee reimbursement	(37.1)	–	(93.9)	–
Total premium revenue net of premium taxes and ACA industry fee reimbursement	$3,337.9	$2,478.6	$9,360.1	$7,016.1
Administrative expense ratio:
As determined under GAAP	7.7%	8.8%	7.7%	9.0%
Impact of Medicaid premium taxes	0.0%	0.0%	0.0%	0.1%
Impact of ACA industry fee reimbursement	0.1%	0.0%	0.1%	–
Selling, general and administrative expense adjustments(a)	(0.3%)	(0.3%)	(0.3%)	(0.7%)
Adjusted (Non-GAAP)	7.5%	8.5%	7.5%	8.4%

(a)
Results from expenses associated with government investigation-related legal, accounting, and other costs, as well as liabilities for litigation resolution for each of the respective periods, which dollar amounts are disclosed on the schedules above.

-MORE-

WCG Reports Third Quarter 2014 Results

November 5, 2014

WELLCARE HEALTH PLANS, INC.
SUPPLEMENTAL INFORMATION

Reconciliation of Certain GAAP Financial Information
Associated with Government Investigation-Related Matters
(Unaudited; dollars in millions except per share data)

The Company reports adjusted operating results on a non-GAAP basis to exclude certain expenses that management believes are not indicative of longer-term business trends and operations. Following is certain financial information, as determined under GAAP, reconciled to the adjusted financial information for the same periods.

	For the Three Months Ended September 30, 2014				For the Three Months Ended September 30, 2013
	GAAP	Adjustments		Adjusted (Non-GAAP)	GAAP	Adjustments		Adjusted (Non-GAAP)
Selling, general, and administrative expense	$261.5	$(10.7)	(a) (b)	$250.8	$218.8	$(7.3)	(a) (b)	$211.5
Income tax expense	$42.4	$3.8	(c)	$46.2	$42.8	$2.4	(c)	$45.2
Net income	$19.3	$6.9		$26.3	$64.0	$4.9		$68.9

Net income per share:
Basic	$0.44	$0.16		$0.60	$1.47	$0.11		$1.58
Diluted	$0.44	$0.15		$0.59	$1.45	$0.11		$1.56

(a)
Investigation-related legal, accounting, and other costs: Administrative expenses associated with the government investigations and related litigation amounted to $10.4 million and $6.8 million for the three months ended September 30, 2014 and 2013, respectively.

(b)
Liability for government investigation-related litigation resolution: Based on the status of government investigation-related litigation, the Company recorded expense of $0.3 million and $0.6 million for the three months ended September 30, 2014 and 2013, respectively.

(c)
Income tax expense:  Had the Company not recorded the government investigation-related items described above, the Company estimates that its income tax expense would be increased by $3.8 million and $2.4 million for the three months ended September 30, 2014 and 2013, respectively, based on the effective income tax rates applicable to adjusted (non-GAAP) results.

	For the Nine Months Ended September 30, 2014				For the Nine Months Ended September 30, 2013
	GAAP	Adjustments		Adjusted (Non-GAAP)	GAAP	Adjustments		Adjusted (Non-GAAP)
Selling, general, and administrative expense	$735.7	$(29.3)	(a) (b)	$706.4	$637.6	$(48.5)	(a) (b)	$589.1
Income tax expense	$67.9	$12.4	(c)	$80.3	$74.4	$25.4	(c)	$99.8
Net income	$55.9	$16.9		$72.8	$132.4	$23.1		$155.5

Net income per share:
Basic	$1.27	$0.39		$1.66	$3.05	$0.53		$3.58
Diluted	$1.27	$0.38		$1.65	$3.01	$0.53		$3.54

(a)
Investigation-related legal, accounting, and other costs: Administrative expenses associated with the government investigations and related litigation amounted to $28.2 million and $46.6 million for the nine months ended September 30, 2014 and 2013, respectively.

(b)
Liability for government investigation-related litigation resolution: Based on the status of government investigation-related litigation, the Company recorded expense of $1.1 million and $1.9 million for the nine months ended September 30, 2014 and 2013, respectively.

(c)
Income tax expense:  Had the Company not recorded the government investigation-related items described above, the Company estimates that its income tax expense would be increased by $12.4 million and $25.4 million for the nine months ended September 30, 2014 and 2013, respectively, based on the effective income tax rates applicable to adjusted (non-GAAP) results.

-END-